FORM 8-A/A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        THE PRINCIPLED EQUITY MARKET FUND


             (Exact name of registrant as specified in its charter)


               Massachusetts                             04-3306667
  (State of incorporation or organization)  (I.R.S. Employer Identification No.)

10 Langley Road, Newton Centre, Massachusetts                02459
 (Address of principal executive offices)                  (Zip Code)


If this form relates to the              If this form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
Exchange Act and is effective            Exchange Act and is effective
pursuant to General Instruction          pursuant to General Instruction
A.(c), please check the following        A.(d), please check the following
box. /X/                                 box.  / /

Securities Act registration statement file number to which this form
relates:           33-78256

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                 Name of each exchange on which
            to be so registered                 each class is to be registered
Shares of beneficial interest, no par value         Chicago Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

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Item 1.  Description of Registrant's Securities to be Registered.

         This filing corrects the name of the Registrant as it appears on the cover sheet of the Registration Statement on Form 8-A filed with the Commission on September 3, 1998. Those portions of the Registrant's registration statement on Form N-2, File Nos. 33-78256 and 811-8492, filed with the Securities and Exchange Commission on July 27, 1998, as amended (the "Registration Statement"), set forth under the caption "The Fund and its Shares" are incorporated herein by reference.

Item 2.  Exhibits.

         Not applicable.





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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant):     The Principled Equity Market Fund

Date:             September 16, 1998

By:               /s/David W.C. Putnam
                  Name:    David W.C. Putnam
                  Title:     President